Exhibit 99.1

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Forward Looking Statements This presentation contains statements regarding our expectations, beliefs and views about our future financial performance and our business, trends and expectations regarding the markets in which we operate, and our future plans. Those statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. Forward-looking statements are based on current information available to us and our assumptions about future events over which we do not have control. Moreover, our business and our markets are subject to a number of risks and uncertainties which could cause our actual financial performance in the future, and the future performance of our markets (which can affect both our financial performance and the market prices of our shares), to differ, possibly materially, from our expectations as set forth in the forward-looking statements contained in this presentation. In addition to the risk of incurring loan losses, which is an inherent risk of the banking business, these risks and uncertainties include, but are not limited to, the following: the risk that the economic recovery in the United States, which is still relatively fragile, will be adversely affected by domestic or international economic conditions, which could cause us to incur additional loan losses and adversely affect our results of operations in the future; uncertainties and risks with respect to the effects that our compliance with the written agreement with the Federal Reserve Bank of San Francisco (the “FRB Agreement”) will have on our business and results of operations because, among other things, that Agreement imposes restrictions on our operations and our ability to grow our banking franchise, and the risk of potential future supervisory action against us or the Bank by the FRB or if we are unable to meet the requirements of the FRB Agreement; the risk that our results of operations in the future will continue to be adversely affected by our exit from the wholesale residential mortgage lending business and the risk that our commercial banking business will not generate the additional revenues needed to fully offset the decline in our mortgage banking revenues within the next two to three years; the risk that our interest margins and, therefore, our net interest income will be adversely affected by changes in prevailing interest rates; the risk that we will not succeed in further reducing our remaining nonperforming assets, in which event we would face the prospect of further loan charge-offs and write-downs of other real estate owned and would continue to incur expenses associated with the management and disposition of those assets; the risk that we will not be able to manage our interest rate risks effectively, in which event our operating results could be harmed; the prospect that government regulation of banking and other financial services organizations will increase, causing our costs of doing business to increase and restricting our ability to take advantage of business and growth opportunities. Additional information regarding these and other risks and uncertainties to which our business is subject are contained in our Annual Report on Form 10-K for the year ended December 31, 2013 which is on file with the SEC as well as subsequent Quarterly Reports on Form 10-Q that we file with the SEC. Due to these and other risks and uncertainties to which our business is subject, you are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about our future financial performance based solely on our historical financial performance. We disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. 2

Corporate Overview Bank founded in 1999 with excess of $1 billion total assets 9 offices in Southern California Focused on serving small- and middle-market businesses 34% owned by Carpenter Community BancFund 3

Branch Locations 4

Investment Highlights Transition to business banking model enhancing franchise value Robust commercial loan growth 22% annualized increase in C&I loans in 1st half of 2014 Outlook for improving profitability Strong capital position High insider ownership (>40%) Discounted valuation Trading at 1.2 x TBV 5

Core Market Overview Unemployment rate in the low 5% range Well below unemployment rate in the 7% range for all of California UCLA economic forecast projects Orange County to add 37,000 jobs in 2014 4th largest market for VC investment in 2013-2014 (LA/Orange County combined)* Large addressable market for small- and middle-market banking More than 67,000 businesses with fewer than 500 employees** * Source: National Venture Capital Association ** Source: California Employment Development Department Orange County A large and attractive market 6

Strategic Plan Overview What We’re Doing 2013-2014 Where We’re Going The Future Weak deposit base; heavily reliant on CDs Highly exposed to boom and bust cycle of mortgage banking Transaction-oriented business model Poor asset quality Formal supervisory actions imposed Transitioning to relationship business banking Recruited new CEO and leadership team Experienced commercial lenders added State-of-the art treasury products introduced Completed exit from residential mortgage lending business Strengthen commercial lending platform Expand specialty lending (SBA/ABL/Entertainment) Improve deposit mix with more core deposits Earn and collect traditional non-interest income Generate ROA above 1% 7

Strengthening Commercial Banking Team Additions to Banking Team Since 2012 Banker Position Past Financial Institutions Years of Banking Experience Steve Buster President & CEO Mechanics Bank (CEO) First Interstate Bank Standard Chartered Bank 40 Tom Vertin President of Commercial Banking Silicon Valley Bank (CA Division Manager) 31 Bob Stevens Chief Credit Officer Mission Community Bank (CCO) Rabobank, N.A. (CCO) 35 Robert Anderson Head of Asset-Based Lending Silicon Valley Bank (Head of OC office) 18 Kittridge Chamberlain Manager of Southern Division Silicon Valley Bank (Sr. Credit Officer, Southern CA) 25 Cindy Verity Head of Cash Management Silicon Valley Bank (Head of Cash Management) 25 Tom Wagner Manager of Northern Division Silicon Valley Bank (Head of Corporate Finance) 25 8

Client Profile Pacific Mercantile Bank’s target clients include small- to mid-sized Southern California companies with annual revenues of $5 Million to $100 Million Wide array of financial services for: Manufacturers, distributors and wholesalers Film production and distribution companies Professional firms Global export-import companies Commercial real estate owner/users 9

Strong Niche Businesses Niche Business Description Avg. loan size Avg. Yield (ex. fees) Notes Asset-Based Lending Target clients: High growth companies Companies with seasonal business cycles Companies on path to improved cash flow $3 million 4.61% Entertainment Banking Project financing for independent film and TV production Lines of credit to entertainment companies $1.5 million 4.93% Banking team has personally financed over 500 films and overseen financing for 400 other productions SBA Lending 504 7A $0.6 million 4.76% 10 Portfolio ($ in millions) Dec. 31 2013 June 30 2014 Commitments $31.0 $55.2 Outstandings $12.2 $30.2 FY 2013 1H 2014 SBA Gain on Sale Income $0 $1.2 million

Balance Sheet Overview: Loans, Deposits, Capital

Loan Portfolio: Focused on Relationship Lending 12 $807 million as of June 30, 2014 $693 million as of September 30, 2012 46% Relationship Loans 55% Relationship Loans

Deposit Composition: Focused on Core Deposits 13

Strong Capital Position 14 (3/31/14) (3/31/14)

GROWTH STRATEGIES: Improve Profits & Expand Business Relationships

STRATEGY: Improve Profits & Expand Business Banking Relationships We get there by the strategies encapsulated in the slogans: “One Wins” Means: An ROA = 1% A fair return to shareholders Core is King Margin is Magnificent Fees are Fantastic 16

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